Ref: CCMC/CCE(CP)/212/10/100768,769,770/F/50779

Date : 4 July 2011

Comtech Broadband Corporation Limited (Borrower 1)
Comtech International (Hong Kong) Limited (Borrower 2)
Keen Awards Limited (Borrower 3)
(collectively, the "Borrowers")

Important Notice:	This Facility Letter sets out the terms and conditions upon which the bank would revise banking facilities to you. You are advised to read and understand the terms and conditions before accepting this Facility Letter.

Dear Sirs,

Re: General Banking Facilities

Further to our recent discussions, the Bank is pleased to revise the following general banking facility(ies) (the "**Facility(ies)**") to the Borrowers jointly and severally unless otherwise specified subject to the Bank's General Terms and Conditions for General Banking Facilities and Loan Facility(ies), the Terms and Conditions for Treasury and Derivative Products (the "**TDP Terms and Conditions**"), Factoring Agreement previously executed and delivered by the Borrower to the Bank *(if applicable)*, Terms and Conditions for Pre-Shipment Financing appended to the Application for Pre-Shipment Financing previously (or to be) executed and delivered by the Borrower to the Bank *(if applicable)* (as amended from time to time, the "**General Terms**") and the terms and conditions stated below. Words and expressions defined in the General Terms shall have the same meanings when used in this Facility Letter. Any appendix hereto forms an integral part of this Facility Letter.

1.1 Facility(ies)	**Amount**	**Interest Rate / Terms and Conditions**
HKD O/D **USD O/D**	Up to USD1,000,000.00 (or its equivalent amount in HKD)	▪ Interest Rates for O/D : - HKD O/D : HIBOR + 2%p.a. - USD O/D : LIBOR + 2%p.a.
OBD	USD25,000,000.00	
IIF (75 days) / EID (75 days)	USD39,500,000.00	
Combined Facilities	Up to an aggregate maximum amount of USD30,000,000.00 (the "**Combined Facility Limit**")	▪ The aggregate outstanding of Standby L/C / L/G shall not exceed USD10,000,000.00.

In this context, "**Combined Facilities**" means any combination of each of the products with other products set out hereunder:

PSF, IIF, EID, L/C, T/R, I/L, P/L, D/A, D/P, L/I, B/B L/C and/or
Standby L/C / L/G which excludes financial guarantee to support credit facilities granted by financial institutions.

Notwithstanding the Combined Facility Limit specified above, the combination of the products under the **Combined Facilities** and their respective limits may be varied from time to time within the **Combined Facility** Limit. Following each variation determined by the Bank at its sole discretion in accordance with its internal methodology, it shall advise the Borrower the types of products and their respective limits by means of an information sheet.

西九龍海輝道11號奧海城中銀中心23樓
23/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.
網址 Website www.bochk.com

Ref: CCMC/CCE(CP)/212/10/100768,769,770/F/50779

1.2 Commitment:

Notwithstanding any provisions of this Facility Letter, the General Terms (if applicable) or any other documents between the Borrower and the Bank to the contrary, the Bank may at any time without prior notice modify, cancel or suspend the Facility/Facilities at its sole discretion including, without limitation, canceling any unutilized facilities, and declaring any outstanding amount to be immediately due and payable.

2. Conditions Precedent / Collateral Security(ies):

The Facility(ies) shall not be made available for drawdown or utilization by the Borrowers until the Bank has confirmed receipt of all the following condition precedent documents in form and substance satisfactory to the Bank:-

(a) A duly signed copy of this Facility Letter indicating the Borrower's and the security providers' acceptance of the Facility(ies) on the terms and conditions set out in this Facility Letter.

(b) Continuing cross guarantee(s) executed by the following guarantor(s) in the Bank's favour to cover general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrowers to such extent as the Bank may from time to time deem fit, provided that the total liability of each guarantor under the guarantee shall not be less than the guaranteed amount stated below, together with interest and any other money set out in the guarantee:-

Name of the Guarantor	Guaranteed Amount
Comtech Broadband Corporation Limited	Unlimited Extent
Comtech International (Hong Kong) Limited	Unlimited Extent
Keen Awards Limited	Unlimited Extent

(c) Continuing corporate guarantee(s) executed by the following guarantor(s) in the Bank's favour to cover general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrowers to such extent as the Bank may from time to time deem fit, provided that the total liability of each guarantor under the guarantee shall not be less than the guaranteed amount stated below, together with interest and any other money set out in the guarantee:-

Name of the Guarantor	Guaranteed Amount
COGO GROUP, INC. (Formerly known as Comtech Group, Inc.)	Unlimited Extent

(d) Process Agent Appointment Letter(s) issued by COGO GROUP, INC. and duly accepted and confirmed by the process agent.

(e) Charge of Deposit(s) for the total principal deposit amount of not less than USD15,000,000.00 (or if the charged deposit is denominated in any foreign currency acceptable to the Bank, its equivalent in such foreign currency plus any deposit margin (the "Charged Deposit Margin") as determined by the Bank from time to time without any prior notice to or agreement by the Borrower and/or the Deposit Chargor(s)) together with interest accrued or to be accrued thereon. A list of the deposit margin (the "List of Charged Deposit Margin") applicable to each foreign currency acceptable to the Bank is attached herewith for your reference. Should the percentage of the charged deposit margin be changed, the change shall be effective on the date another List of Charged Deposit Margin is issued to the Borrower and the Deposit Chargor(s).

A Deed of Indemnity, Charge Over Deposit(s) and Set-Off duly executed/to be executed by the deposit chargor in the Bank's favour to secure general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrowers to such extent as the Bank may from time to time deem fit.
Name of Deposit Chargor :
Comtech International (Hong Kong) Limited.

(f) Form(s) of Security Deed (Proceeds) duly executed by Borrower 2 in the Bank's favour to secure general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrowers to such extent as the Bank may from time to time deem fit.

Ref: CCMC/CCE(CP)/212/10/100768,769,770/F/50779

(g) Irrevocable Standby Letter(s) of Credit given by **Nanyang Commercial Bank (China) Limited, Shenzhen Branch** in the Bank's favour to secure general banking facilities from time to time granted by the Bank to the Borrowers to such extent as the Bank may from time to time deem fit, provided that the total liabilities of Standby Letter(s) of Credit shall not be less than USD20,000,000.00 in a form and substance satisfactory to the Bank

(h) Copy, certified by a director, of each of the following documents of the Borrowers and the security provider(s):
- Certificate of Incorporation.
- Memorandum and Articles of Association or other constitutional documents (if any).
- List of directors with their specimen signatures.
- Current Business Registration Certificate (if any).

(i) If any of the Borrower / the guarantor(s) / security provider(s) is a limited company, the relevant shareholder and board resolution and certified copies of the constitutional documents of that company

(j) Such other documents as the Bank may request including those as may be required to evidence any and all licences, authorizations, consents or approvals necessary for the performance by the Borrower or the security provider(s) of their respective obligations under this Facility Letter and the security documents.

3. **Other Conditions:**

(a) Utilization of the facilities is conditional upon the Bank's prior approval.

(b) All the proceeds from EID will be firstly applied to retire the relative outstanding under IIF facility.

(c) The Borrower 1 and Borrower 2 are required to submit to the Bank their aging reports of account receivable(s) within one month from the date of the quarterly report(s) has been submitted to the NASDAQ of the Stock Exchange of United States of America.

(d) The Borrowers are required to supply to the Bank annually the reports of sales transaction volume and the aging reports of account receivables relating to their buyers.

(e) The Borrowers and COGO GROUP, INC. (the "Parent Company") undertake with the Bank at all the times of the Facility(ies) that :-

(i) the Parent Company shall remain the ultimate holding company of the Borrowers and hold at all times in aggregate beneficially (directly or indirectly) of not less than 50% of equity interest of the Borrowers.

(ii) Mr. Kang Jingwei and his family shall remain as the single largest beneficial owner of the Parent Company and Mr. Kang Jingwei shall be the chairman of the Board of Directors of the Parent Company.

(iii) the Parent Company shall maintain its tangible net worth not less than RMB1,000,000,000.00 and its listing of the status on the NASDAQ of the Stock Exchange of United States of America.

(iv) its Consolidated Net Borrowing Ratio shall not exceed 0.25x.

(v) the bills transaction volume in monetary term of the Group shall not be less than USD200,000,000.00 in which the outward bills transaction volume in monetary term of not less than USD100,000,000.00 annually. If the Borrowers fail to do so, a handling charge of USD10,000.00 will be payable by the Borrowers.

4. **Fees**

- Handling Charge : USD40,000.00 flat payable upon acceptance of this Facility Letter.

All fees and charges shall not be refundable under any circumstances.

西九龍海輝道11號奧海城中銀中心23樓
23/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.
網址 Website: www.bochk.com

Ref: CCMC/CCE(CP)/212/10/100768,769,770/F/50779

Currently, the Borrower represents that the Borrower does not have any relationship with the Bank's directors or employees. If the Facility(ies) is/are secured by any guarantee(s) or securities provided by any third party ("Security Provider"), the Borrower also represents that none of the Security Providers is so related. The Borrower undertakes that if the Borrower or any Security Provider becomes related to the Bank's directors or employees, the Borrower will promptly notify the Bank in writing. Please disregard the undertaking required under this paragraph should you have already done so.

Please signify your receipt of the General Terms and your understanding and acceptance of this offer by signing and returning to the Bank the duplicate copy of this Facility Letter on or before 13 September 2011, failing which this offer shall automatically lapse. This Facility Letter, once accepted and upon our satisfaction of all the Conditions Precedent /Collateral Securities specified above, shall supersede all our previous facility letters and arrangement (unless otherwise specified) and the outstanding thereunder shall be transferred as outstanding hereunder.

Should you have any queries, please contact our Thomas Lo at 22478833 at any time. We are here to serve you better.

Yours faithfully,
For and on behalf of
Bank of China (Hong Kong) Limited

Authorized Signature(s)

Encl.
- General Terms and Conditions for General Banking Facilities and Loan Facility(ies) [version no. May 2011]
- Data Policy Notice (2011.03)
- Information Sheet (1 set)
- List of Charged Deposit Margin [(all) 090326]
- Certified Extract of the Minutes of Board Resolutions (3 sets)
- Cross Guarantee (1 set) with Board Resolutions and shareholders' resolutions (3 sets)

西九龍海輝道11號奧海城中銀中心23樓
23/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.
網址 Website: www.bochk.com

Ref: CCMC/CCE(CP)/212/10/100768,769,770/F/50779

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we agree to accept the Facility(ies) and to be bound by all the above terms and conditions.

Borrower : Comtech Broadband Corporation Limited
Date :

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we agree to accept the Facility(ies) and to be bound by all the above terms and conditions.

Borrower : Keen Awards Limited
Date :

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we agree to accept the Facility(ies) and to be bound by all the above terms and conditions.

Borrower : Comtech International (Hong Kong) Limited
Date :

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we consent to all the above terms and conditions, and where this Facility Letter in any way whatsoever varies, amends and/or supplements the facility letter(s) previously issued by you to the Borrower, I/we confirm that the guarantee and/or security document executed by me/us is not discharged, prejudiced or affected in any way whatsoever notwithstanding such variations, amendments and/or supplements, and I/we acknowledge that I/we fully understand, confirm and agree to be bound by all the above terms and conditions, and to continue to be liable for all debts and liabilities of the Borrower upon the terms and conditions of the guarantee and/or security document executed or to be executed by me/us.

Name : COGO GROUP, INC. (Formerly known as Comtech Group Inc.)
Date :

Witness:

Name :

西九龍海輝道11號奧海城中銀中心23樓
23/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.
網址 Website: www.bochk.com

中國銀行(香港)有限公司
BANK OF CHINA (HONG KONG) LIMITED

List of Charged Deposit Margin

The Charged Deposit Margin required for each of the following currencies acceptable to the Bank are set out below :-

Currency	Charged Deposit Margin
HKD	***0%***
USD	***0%***
CNY**	**14%**
GBP, EUR, AUD, NZD, JPY, CAD, CHF	**25%**
DKK, SEK	**34%**

**Remark : Please be reminded that in the event the Bank is required to exercise its right under the Deed of Indemnity, Charge Over Deposit(s) and Set-Off, the Bank may convert part(s) of the charged deposits from one currency into another, and appropriate or set-off the converted amount(s) against the outstanding indebtedness of the Borrower over a number of business days, where it is necessary in the Bank's opinion to do so including without limitation where it is necessary to comply with any currency conversion restriction. Currency conversions will be made at the applicable spot rate as determined by the Bank at the time of each conversion. Default interests will continue to accrue until all outstanding amounts have actually been repaid.

西九龍海輝道11號奧海城中銀中心23樓
23/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.
網址 Website: www.bochk.com

Ref: CCMC/CCE(CP)/212/10/100768,769,770/F/50779

Date : 4 July 2011

Comtech Broadband Corporation Limited (Borrower 1)
Comtech International (Hong Kong) Limited (Borrower 2)
Keen Awards Limited (Borrower 3)
(collectively, the "Borrowers")

Dear Sirs,

Re: Information Sheet to Facility Letter

We refer to our facility letter dated 4 July 2011 (as amended from time to time, the "Facility Letter").

Pursuant to our discussion, the following **Combined Facilities** will be made available to the Borrowers jointly and severally unless otherwise specified:

Combined Facilities

Products	Uncommitted Trade Facility Limit	Terms and Conditions
IIF	USD30,000,000.00	• The tenor of each IIF transaction shall be up to 75 days. • 100% of the invoice amount.

All other terms and conditions specified in the Facility Letter remain unchanged and are in full force and effect. This Information Sheet shall form an integral part of the Facility Letter.

Should you have any queries, please contact our Thomas Lo at 22478833 at any time. We are here to serve you better.

Yours faithfully,
For and on behalf of
Bank of China (Hong Kong) Limited

Authorized Signature(s)

10100768,769,770.Information Sheet 0804-50779

西九龍海輝道11號奧海城中銀中心23樓
23/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.
網址 Website: www.bochk.com